Exhibit 99.1

AudioEye Reports Preliminary Fourth Quarter and Full Year 2018 Results

- 107% Increase in Full Year Revenues to $5.66 Million and 83% Increase in Full Year Bookings to $11.55 Million

- Record Annual and Quarterly Revenues and Record Annual and Quarterly Bookings Underpin Another Year of Significant Growth and Provide Added Visibility for Continued Rapid Expansion in 2019

TUCSON, Ariz., Jan. 22, 2019 /PRNewswire/ -- AudioEye, Inc. (NASDAQ: AEYE), a leader in cloud-based software-as-a-service (SaaS) digital accessibility technology solutions that expands website access for individuals with disabilities while maintaining conformance with ADA-related requirements, today reported select preliminary financial results for the fourth quarter and full year ended December 31, 2018.

Preliminary Fourth Quarter 2018 Results
Based on preliminary unaudited results, the Company expects revenues for the fourth quarter of 2018 to be a record $1.78 million, representing an increase of 103% from $876,000 in the same year-ago period. The expected revenues for the fourth quarter of 2018 represent the 12th consecutive quarter of topline growth for the Company. In addition, both deferred revenues and cash contracts in excess of revenues and deferred revenues continue to grow.

Cash contract bookings for the fourth quarter of 2018 are expected to be the highest quarter of bookings in Company history, totaling approximately $3.50 million. This represents an increase of 124% from $1.56 million in the same year-ago period.

As of December 31, 2018, expected monthly recurring revenues (MRR) totaled $614,000. Most of December bookings occurred after December 15, 2018. Revenues resulting from bookings that reflect services beginning on or after the 15th of the month, will be recognized as revenues in subsequent months.

At year-end, the Company had $5.7 million in cash and cash equivalents.

Preliminary Full Year 2018 Results
Based on preliminary unaudited results, the Company expects revenues for the full year 2018 to be a record $5.66 million, representing an increase of 107% from $2.74 million in 2017.

For the full year 2018, the Company expects to secure a record $11.55 million in cash contract bookings, representing an increase of 83% compared to $6.31 million in 2017.

Full Year 2019 Financial Outlook
For the fiscal year ending December 31, 2019, AudioEye is reiterating its previously announced financial guidance. The Company expects revenues to range between $11.0 million and $13.0 million, representing an increase of between 94% and 130% compared to its preliminary unaudited revenues results for the full year 2018.

Cash contract bookings for the full year 2019 are expected to range between $20.0 million and $22.0 million, representing an increase of between 73% and 90% compared to its preliminary unaudited cash contract bookings results for the full year 2018.

Management Commentary
"During the fourth quarter as well as throughout 2018, we continued to see significant growth within our direct and indirect sales channels, which was fueled by a number of factors," said Company CEO Todd Bankofier. "The increasing number of legal cases related to issues of accessibility has driven adoption of our solutions from a compliance perspective. Further, more companies are recognizing the business value of making their sites accessible to millions more consumers. Recognition of the business ROI is being sparked by demand from end users who are letting companies and organizations know of the significant importance of accessibility to their websites.

"Beyond this secular momentum, we've remained focused on a number of internal initiatives that are designed to make us more effective at an operational level. More specifically, we've made refinements to our lead generation processes, which has led to expansion of our overall sales pipeline, and we've continued to make enhancements to the technology that underlies our solution. As we look ahead into 2019, we remain committed to making our AudioEye Ally platform an even more compelling product for our customers and an even more essential tool that enables equal opportunity for all to engage and interact in meaningful ways online."

AudioEye Executive Chairman Carr Bettis added: "The fourth quarter was a strong finish to yet another record year of financial performance and operational execution for our Company. We've now successfully grown revenues every quarter for three full years, which serves as a testament to the efforts we've continued to make in improving our product and team as well as the increasing awareness of our solutions within the broader landscape of digital accessibility.

"Today we have more visibility and confidence in the continued growth of our business than at any point thanks to the record bookings we recorded in 2018. Furthermore, we expect the demand we've generated through both our direct and indirect sales channels will support our robust growth projections for 2019. Overall, AudioEye is in its strongest position to date and has a tremendous opportunity to capitalize on the market before us. At the same time, we are dedicated to serving a vital role in leading the charge toward a more accessible future for all."

Conference Call
As previously announced, AudioEye plans to report its full financial results for the fourth quarter and full year 2018 in March, which will be accompanied by a conference call to discuss the results and address questions from the Company's investors and analysts. The conference call details will be announced at least a week prior to the event.

About AudioEye, Inc.
AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content. Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

AudioEye's common stock trades on the Nasdaq Capital Market under the symbol "AEYE." The Company maintains offices in Tucson, Atlanta and Washington D.C. For more information about AudioEye and its online accessibility solutions, please visit www.audioeye.com.

Forward-Looking Statements
Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding AudioEye's preliminary financial results and financial outlook for 2019. Forward-looking statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including risks relating to the completion of AudioEye's financial close process for the quarter and year ended December 31, 2018 and the completion of the audit of the financial statements to be included in AudioEye's Annual Report on Form 10-K for the year ended December 31, 2018; the variability of AudioEye's revenues and financial performance; risks associated with product development and technological changes; the acceptance of AudioEye's products in the marketplace by existing and potential future customers; competition; and general economic conditions. These and other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission (the "SEC"), including AudioEye's Registration Statement on Form S-1 filed with the SEC on September 4, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management's view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof.

About Key Operating Metrics
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), we consider certain operating measures that are not prepared in accordance with GAAP, including monthly recurring revenues and cash contract bookings. AudioEye reviews a number of operating metrics such as these to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. We believe these metrics and measures are useful to facilitate period-to-period comparisons of our business and to facilitate comparisons of our performance to that of other similar companies. In this press release, we are reporting preliminary results and/or affirming our previously announced guidance on cash contract bookings and monthly recurring revenues.

AudioEye's Cash Contract Bookings is the contracted amount of money the customer commits to spend with the Company over an agreed amount of time, generally ranging from 12 months up to 60 months.

AudioEye's Monthly Recurring Revenues is all of the Company's recurring revenues normalized into a monthly amount.

Corporate Contact:
AudioEye, Inc.
Todd Bankofier, Chief Executive Officer
tbankofier@audioeye.com
(520) 308-6140

Investor Contact:
Liolios
Matt Glover or Tom Colton
AEYE@liolios.com
(949) 574-3860